Exhibit 10.32

ORION ENERGY SYSTEMS, INC.

STOCK OPTION AWARD

__________________

[INSERT ADDRESS]

Dear _________:

You have been granted an option (your “Option”) to purchase shares of common stock (“Shares”) of Orion Energy Systems, Inc. (the “Company”) with the following terms and conditions:

Grant Date:	__________, 2025
Type of Option:	Nonqualified Stock Option
Number of Option Shares:	___________
Exercise Price per Share:	U.S. $_____________
Vesting:	Your Option will vest based on the achievement of the following stock price goals, provided you remain in the Company’s employment until the applicable vesting date:
	Stock Price Achieved	Portion of Option Shares Vesting
	$_______	1/3
	$_______	1/3
	$_______	1/3

The stock prices above will be deemed achieved, and your Option will vest with respect to the applicable portion of the Option Shares, only if and when the Company determines that the average closing sale price of the Company’s common stock over five consecutive trading days during the three (3) calendar years immediately following the Grant Date equals or exceeds the applicable stock price.

Any portion of your Option that is not vested upon the termination of your employment with the Company for any reason or for no reason will immediately terminate upon such termination of employment with the Company.

DOCPROPERTY "CUS_DocIDChunk0" 4812-3843-7902.5

Termination Date:

Your Option expires at, and cannot be exercised after, the close of business at the Company’s headquarters on the earliest to occur of:

•
The tenth (10th) anniversary of the Grant Date;
•
One year after your termination of employment with the Company as a result of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)); or
•
90 days after your termination of employment with the Company for any other reason.

Your Option’s termination date does not affect its vesting date(s), which expire upon your termination of employment with the Company.

If the date this Option terminates as specified above falls on a day on which the stock market is not open for trading or on a date that you are prohibited by Company policy (such as an insider trading policy) from exercising the Option, the termination date shall be automatically extended to the first available trading day following the original termination date, but not beyond the tenth (10th) anniversary of the Grant Date.

Notwithstanding the above, your entire Option is terminated immediately if the Company or an affiliate (an “Affiliate”) terminates your employment for Cause (as defined below), or if your employment is otherwise terminated at a time when it could be terminated for Cause. For purposes of this Option, “Cause” means a good faith finding by the Company that you have (i) failed, neglected, or refused to perform your employment duties from time to time assigned to you (other than due to death or disability); (ii) committed any willful, intentional, or grossly negligent act having the effect of injuring the interest, business, or reputation of the Company; (iii) violated or failed to comply in any material respect with the Company’s published rules, regulations, or policies, as in effect or amended from time to time; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any property of the Company (whether or not such act constitutes a felony or misdemeanor); or (vi) breached any material provision of this Option or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, equity award agreement, or other agreement with the Company.
Manner of Exercise:

You may exercise your Option only to the extent vested and only if it has not terminated. To exercise your Option, you must complete the “Notice of Stock Option Exercise” form provided by the Company and return it to the address indicated on the form, or complete any online exercise notice procedure required by the Company. The form or online exercise notice will be effective when it is received by the Company, but exercise will not be completed until you pay the total exercise price and all applicable withholding taxes due as a result of the exercise to the Company.

If someone else wants to exercise your Option after your death, that person must contact the Company and prove to the Company’s satisfaction that he or she is entitled to do so.

Your ability to exercise your Option may be restricted by the Company if required by applicable law.

Restrictions on Resale:

By accepting your Option, you agree not to sell any Shares acquired under your Option at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

Restrictions on Transfer:

During your lifetime, this Option is only exercisable by you. You may not transfer, pledge or assign this Option, by operation of law or otherwise, except pursuant to your will or the laws of descent and distribution. If you attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, except as provided above, or in the event this Option is subject to levy or attachment, execution or similar process, the Company may terminate this Option by providing written notice to you.

Compensation Recovery Policy; Rescission of Exercise; Disgorgement of Option Gains:

This Option, and any Shares issued pursuant to the exercise of this Option, shall be subject to the Company’s Compensation Recovery Policy and any other recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time. If you are terminated for Cause, or if you are not terminated for Cause but the Human Capital Management and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) later determines that you could have been terminated for Cause if all facts had been known at that time, or if the Committee determines that, after your termination of employment, you have violated the provisions of any non-competition, non-solicitation, confidentiality or assignment of inventions agreement then in effect, then your Option will terminate immediately on the date of such termination or determination, as applicable, and the Committee may, in its sole and absolute discretion, (i) rescind any notice of exercise submitted by you for which payment or the issuance of Shares has not been completed, in which event any exercise price you have tendered will be promptly returned to you or retained by the Company as an offset as provided below, and/or (ii) notify you in writing within two (2) years after exercise of all or any portion of the Option that any exercise made within the one (1) year period prior to your termination or prior to your breach of any non-competition, non-solicitation, confidentiality or assignment of inventions agreement, is rescinded. Within ten (10) days after receiving such notice from the Company, you shall pay to the Company the amount of any cash payment received, or the value of any other gain realized, as a result of the rescinded exercise. Notwithstanding the foregoing, the Company shall have the right to retain (as an offset against any amounts due hereunder), the exercise price and withholding amount tendered by you with respect to any rescinded exercise, and the Company shall have the right to offset against any other amounts due from the Company to you the amount owed by you hereunder.

Taxes:

You (and not the Company or any Affiliate) shall be responsible for your federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by this Option. You shall rely solely on the determinations of your own tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. To the extent that the receipt, vesting or exercise of this Option, or other event, results in income to you for federal, state or local income tax purposes, you shall deliver to the Company or its Affiliate at the time the Company or its

Affiliate is obligated to withhold taxes in connection with such receipt, vesting, exercise or other event, as the case may be, such amount as the Company or its Affiliate requires to meet its withholding obligation under applicable tax laws or regulations, and if you fail to do so, the Company shall not be obligated to deliver any Shares to you and shall have the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations.

To the extent permitted by the Company at the time a tax withholding requirement arises, you may satisfy the withholding requirement in whole or in part, by electing to have the Company withhold for its own account that number of Shares otherwise deliverable to you upon exercise having an aggregate Fair Market Value (as defined below) on the date the tax is to be determined equal to the tax that the Company must withhold in connection with the exercise; provided that the amount so withheld shall not exceed the maximum statutory rate to the extent necessary to avoid an accounting charge. “Fair Market Value” means, unless otherwise determined by the Committee, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price on that date on the national securities exchange on which the Shares are then traded, as reported in The Wall Street Journal, or if no sales of Shares occur on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on that date, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to you in cash.

Notwithstanding any provisions of this Stock Option Award to the contrary, the Company does not guarantee to you or any other person with an interest in this Stock Option Award that this Option will be exempt from Code Section 409A or otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of this Stock Option Award.

Notice of Transfer:

The Company may, at any time during the twelve months from the date you acquire Shares under your Option, place a stop-transfer order on any Shares issued under your Option requesting the Company’s transfer agent to notify the Company of any transfer of the Shares.

Adjustment and Change of Control Provisions:

If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Stock Option Award, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Stock Option Award, adjust any or all of: (A) the number and type of Shares subject to this Stock Option Award; (B) the exercise price with respect to this Stock Option Award; and (C) the performance goals applicable to this Stock Option Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment in exchange for the cancellation of all or a portion of this Stock Option Award (without your consent) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, the number of Shares subject to this

Stock Option Award must always be a whole number. In any event, this Stock Option Award is subject to only such adjustments as are necessary to maintain the relative proportionate interest this Stock Option Award represented immediately prior to any such event and to preserve, without exceeding, the value of this Stock Option Award.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (as defined below) (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to this Stock Option Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction. A “Change of Control” shall have the meaning given in the Company’s 2016 Omnibus Incentive Plan.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

Notwithstanding any other provision of this Stock Option Award, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of this Stock Option Award upon such terms and conditions as it may deem appropriate.

In order to preserve your rights under this Stock Option Award in the event of a Change of Control, the Committee in its discretion may take one or more of the following actions at any time: (a) provide for the acceleration of any time period, or the deemed achievement of any performance goals, relating to the exercise or realization of this Stock Option Award; (b) provide for the purchase of this Stock Option Award for an amount of cash or other property that could have been received upon the exercise or realization of this Stock Option Award had this Stock Option Award been currently exercisable or payable (or the cancellation of this Stock Option Award in exchange for no payment to the extent that no cash or other property would be received upon the exercise or realization of this Stock Option Award in such circumstances); (c) adjust the terms of this Stock Option Award in the manner determined by the Committee to reflect the Change of Control; (d) cause this Stock Option Award to be assumed, or new right substituted therefor, by another entity; or (e) make such other provision as the Committee may consider equitable and in the best interests of the Company.

Except as otherwise expressly provided in any agreement between you and the Company or an Affiliate, if the receipt of any payment by you under the circumstances described above would result in the payment by you of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

Notwithstanding anything contained in this section, the Board may, in its sole and absolute discretion, amend, modify or rescind the provisions of this section if it determines that the operation of this section may prevent a transaction in which the Company or any Affiliate is a party from receiving desired tax treatment, including without limitation requiring that you receive a replacement or substitute Stock Option Award issued by the surviving or acquiring corporation.

Miscellaneous:
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The grant of the Option shall not constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an employee of the Company or any of its Affiliates for any period of time, or at any particular rate of compensation, or provide you with any rights as a shareholder of the Company.
•
As a condition of the granting of your Option, you agree, for yourself and your legal representatives or guardians, that this Stock Option Award shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Stock Option Award and any determination made by the Committee pursuant to this Stock Option Award shall be final, binding and conclusive. The Committee may modify, amend or cancel this Stock Option Award, or waive any restrictions or conditions applicable to this Stock Option Award or the exercise of your Option; provided that, except as otherwise provided herein, any modification or amendment that materially diminishes your rights, or the cancellation of this Stock Option Award, shall be effective only if agreed to by you, but the Committee need not obtain your (or other interested party’s) consent for the modification, amendment or cancellation of this Stock Option Award pursuant to the provision below relating to certain conduct or the “Adjustment and Change of Control Provisions” of this Stock Option Award or as follows: (A) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of this Stock Option Award for the Company; or (C) to the extent the Committee determines that such action does not materially and adversely affect the value of this Stock Option Award or that such action is in your best interest (or any other person(s) as may then have an interest in this Stock Option Award). Notwithstanding anything to the contrary herein, the Committee shall have full power and authority to terminate or cause you to forfeit this Stock Option Award, and require you to disgorge to the Company any gains attributable to this Stock Option Award, if you engage in any action constituting, as determined by the Committee in its discretion, Cause for termination, or a breach of this Stock Option Award or any other agreement between you and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.
•
As a condition of the granting of your Option, you acknowledge and agree that this Stock Option Award constitutes the entire agreement of the parties with respect to the subject matter of this Stock Option

Award. This Stock Option Award supersedes any and all other agreements or representations, both verbal and written, between the parties to this Stock Option Award with respect to your Option. You represent and warrant that you have no other outstanding options to purchase common stock or any other security of the Company other than your Option or any options previously granted and described in any agreement similar to this Stock Option Award, and you hereby release the Company from any claims and liabilities relating thereto.
•
This Stock Option Award may be executed in counterparts.

[Signatures on next page]

BY SIGNING BELOW AND ACCEPTING THIS STOCK OPTION AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN.

ORION ENERGY SYSTEMS, INC.

By: ____________________________ ___________________________________

Name: J. Per Brodin Grantee

Title: Chief Financial Officer

ORION ENERGY SYSTEMS, INC.

NOTICE OF STOCK OPTION EXERCISE

Your completed form should be sent by mail or email to:____________________________. Phone: ___________________ Email: _____________________________________. Incomplete forms may cause a delay in processing your option exercise.

PART 1: OPTIONEE INFORMATION Please complete the following. PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME WILL BE ON YOUR STOCK CERTIFICATE.

Name:________________________________________________________________________

Street Address: ________________________________________________________________

City: _____________________ State:_________________ Zip Code:_______________

Work Phone #: (_____) - _______- ________ Home Phone #: (_____) - _______- __________

Social Security #: ______ - _____ - _______

PART 2: DESCRIPTION OF OPTION(S) BEING EXERCISED Please complete the following for each option that you wish to exercise. For each option listed below, you must exercise at least 100 shares, unless you are exercising the entire remaining portion of an option.

Date of Grant	Type of Option (specify ISO or NQSO)	Exercise Price Per Share	Number of Option Shares Being Purchased	Aggregate Exercise Price (multiply Exercise Price Per Share by number of Option Shares being purchased)
		$		$
		$		$
		$		$
		$		$
		$		$

The Total Exercise Price for all of the options being exercised (as listed above) is: $_________________.

PART 3: METHOD OF PAYMENT OF OPTION EXERCISE PRICE Please select only one:


Cash Exercise. I am enclosing a check or money order payable to “Orion Energy Systems, Inc.” for the Total Exercise Price.


Cashless Exercise Through the Company. Please withhold a whole number of shares otherwise deliverable to me upon exercise having a Fair Market Value equal to the Total Exercise Price and issue the net number of shares to me. Any fractional share remaining will be paid to me in cash.


Cashless Exercise Through a Broker-Dealer. I have requested through the broker specified below to (select only one):


Sell to Cover. Sell or margin only enough of the option(s) being exercised to cover the Total Exercise Price (and tax withholding, if elected in Part 5), deliver the sale or margin loan proceeds directly to Orion Energy Systems, Inc., and deposit the remaining shares and any residual cash in my brokerage account.


Same-Day-Sale. Sell or margin all of the shares of common stock issuable upon exercise of the option(s), deliver a portion of the sale or margin loan proceeds directly to Orion Energy Systems, Inc. to pay the Total Exercise Price (and tax withholding, if elected in Part 5), and deposit any remaining cash proceeds in my brokerage account.

Sale Price*: __________________ Sale Date*: _______________________________

*The sale price and sale date are required in order to execute the cashless exercise.

Broker-Dealer Name:_________________________________________________________

Contact Person: ______________________________________________________________

DWAC – Depository Trust Company (DTC) #: ____________________________________

Brokerage Account #: _________________________________________________________

Broker Phone #: ( )- - Broker Fax #: (_____)-________-_____________

It is your responsibility to contact a broker to open a brokerage account and sell your stock option shares. Orion Energy Systems, Inc. WILL NOT send this form to your broker.

PART 4 CERTIFICATE MAILING INSTRUCTIONS Do not complete this portion if you elected a cashless exercise through a broker-dealer. (Shares issued pursuant to a cashless exercise through a broker-dealer will be automatically sent to your specified broker.) Also, complete this section only if the certificate for the purchased shares is to be sent to a different address than specified in Part 1.

The certificate for the purchased shares should be sent to the following address:

Street Address: ________________________________________________________________

City: _____________________ State:_________________ Zip Code:_______________

PART 5: METHOD OF SATISFYING TAX WITHHOLDING OBLIGATION Please select only one. You do not need to complete this Part if you are exercising only incentive stock options (ISOs) or if you are a non-employee director.


Broker Exercise. I have elected to exercise my option(s) through a broker in Part 3. The broker will sell sufficient shares to pay for the tax amount and will remit that amount to Orion Energy Systems, Inc.


Cash. I am enclosing a check or money order payable to “Orion Energy Systems, Inc.” for the withholding tax amount.


Withhold Shares. Please withhold a whole number of shares otherwise deliverable to me upon exercise having a Fair Market Value equal to the minimum statutory tax that is required to be withheld. Any fractional share remaining will be paid to me in cash.

PART 6 ACKNOWLEDGEMENTS AND SIGNATURE

1.
I understand that all sales of Orion’s common stock received upon exercise of this option are subject to compliance with the company’s policy on securities trades.
2.
I hereby acknowledge that I have read a copy of the prospectus describing this option, and understand the tax consequences of an exercise.
3.
I understand that this notice cannot be revoked by me if I have selected a cashless exercise through a broker-dealer. I personally guarantee that the Total Exercise Price and applicable taxes will be paid to Orion Energy Systems, Inc. in full in the event the Company does not receive the full amount from the Broker for any reason.

Signature: Date: _________________________

* * * * * *

To be completed by Corporate Human Resource Department:

Received by:

Date received: